Exhibit 99.1

         Mercury General Corporation Announces Third Quarter Results

    LOS ANGELES, Nov. 1 /PRNewswire-FirstCall/ -- Mercury General Corporation (NYSE: MCY) reported today net income of $65.1 million, or $1.19 per share (diluted), in the third quarter 2004 compared with $49.6 million, or $0.91 per share (diluted), in the same period for 2003. For the first nine months of 2004, net income was $212.1 million ($3.88 per share-diluted) compared to net income of $135.1 million ($2.48 per share-diluted) in the same period for 2003. Included in net income are net realized gains, net of tax, of $0.6 million ($0.01 per share-diluted) in the third quarter 2004 compared to net realized gains, net of tax, of $4.1 million ($0.07 per share-diluted) for the third quarter 2003, and net realized gains, net of tax, of $12.1 million ($0.22 per share-diluted) for the first nine months of 2004 compared to net realized gains, net of tax, of $3.5 million ($0.06 per share-diluted) for the same period in 2003. Net income in the third quarter of 2004 includes approximately $24 million ($16 million after tax benefit or $0.29 per share-diluted) in losses resulting from the four recent Florida hurricanes.
    Company-wide net premiums written were $693.7 million in the third quarter 2004, a 17.5% increase over third quarter 2003 net premiums written of $590.2 million, and were $1,972.5 million for the first nine months of 2004, a 17.6% increase over the same period in 2003. California net premiums written were $512.6 million in the quarter, an increase of 4.2% over 2003, and were $1,511.4 million for the first nine months of 2004, a 7.6% increase over the same period in 2003. Non-California net premiums written were $181.2 million in the quarter, an 84.4% increase over 2003, and were $461.1 million for the first nine months of 2004, a 69.0% increase over the same period in 2003. Non-California net premiums written represented 26.1% of the Company's total third quarter net premiums written, up from 16.6% in the third quarter of 2003.
    The Company's combined ratio (GAAP basis) was 90.8% in the third quarter and 89.4% for the first nine months of 2004 compared with 93.4% for the third quarter and 94.0% for the nine month period in 2003. Favorable loss frequency trends and positive development of approximately $40 million for the nine month period ended September 30, 2004 on the 2003 and prior accident year loss reserves contributed to the improvement in the combined ratio. The Florida hurricanes negatively impacted the combined ratio by 3.7% for the third quarter of 2004 and 1.3% for the first nine months of 2004.
    Net investment income was $28.4 million (after tax $24.5 million) in the third quarter of 2004. The after-tax yield on investment income was 3.6% on average assets of $2.7 billion (fixed maturities and equities at cost) for the quarter. This compares with an after tax yield on investment income of 3.8% on average investments of $2.3 billion (fixed maturities and equities at cost) for the same period in 2003.
    During October 2004, the Company began writing private passenger automobile insurance in Michigan, marking the twelfth state in which the Company writes automobile insurance.
    On October 29, 2004, the Board of Directors declared a quarterly dividend of $0.37 per share for the third quarter, representing a 12% increase over the quarterly dividend amount paid in 2003. The dividend is to be paid on December 29, 2004 to shareholders of record on December 15, 2004.

    Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent agents and brokers in many states. For more information, visit our website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific Time (1:00 P.M. Eastern Time) where management will discuss results and address questions. The teleconference and webcast can be accessed by calling 1 (877) 807-1888 or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific Time and running through November 8, 2004. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International). The conference ID# is 1398662. The replay will also be available on the Company's website shortly following the call.

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, and in general economic conditions; the accuracy and adequacy of the Company's pricing methodologies; market risks associated with the Company's investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general and in particular with respect to the recent Florida hurricanes; inflation and changes in economic conditions; the Company's ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company's success in expanding its business in states outside of California; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission. Mercury General Corporation

    Information Regarding Non-GAAP Measures
    The Company has presented information within this document containing operating measures which in management's opinion provide investors useful industry specific information to evaluate and perform meaningful comparisons of the Company's performance but that may not be presented in accordance with Generally Accepted Accounting Principles ("GAAP"). These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results. The Company has reconciled these measures with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."
    Net Premiums Written represents the premiums charged on policies issued during a fiscal period. Net Premiums Earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net Premiums Written is meant as supplemental information and is not intended to replace Net Premiums Earned. It should be read in conjunction with the GAAP financial results.
    Paid Losses and Loss Adjustment Expenses is the portion of Incurred Losses and Loss Adjustment Expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid Losses and Loss Adjustment Expenses is meant as supplemental information and is not intended to replace Incurred Losses and Loss Adjustment Expenses. It should be read in conjunction with the GAAP financial results.


                    Mercury General Corporation and Subsidiaries
                           Summary of Operating Results
                   (000's)        except per-share amounts and ratios
                                  (unaudited)

                                     Quarter Ended       Nine Months Ended
                                     September 30,         September 30,
                                     2004      2003       2004        2003
    Net premiums written           $693,733  $590,176  $1,972,465  $1,677,377
    Net premiums earned             648,165   546,638   1,860,534   1,572,376
    Paid losses and loss
     adjustment expenses            374,985   329,606   1,086,884     983,331
    Incurred losses and loss
     adjustment expenses            416,159   367,610   1,168,681   1,066,721
    Net investment income            28,410    24,528      80,350      78,172
    Net realized investment gains,
     net of tax                         560     4,073      12,124       3,467
    Net income                      $65,129   $49,615    $212,079    $135,095

    Basic average shares
     outstanding                     54,487    54,410      54,459      54,397

    Diluted average shares
     outstanding                     54,639    54,564      54,623      54,534

    Basic Per Share Data
    Net income                        $1.20     $0.91       $3.89       $2.48

    Net realized investment gains,
     net of tax                       $0.01     $0.07       $0.22       $0.06

    Incurred losses from Florida
     Hurricanes, net of tax
     benefit                          $0.29      N/A        $0.29        N/A

    Diluted Per Share Data
    Net income                        $1.19     $0.91       $3.88       $2.48

    Net realized investment gains,
     net of  tax                      $0.01     $0.07       $0.22       $0.06

    Incurred losses from Florida
     Hurricanes, net of tax
     benefit                          $0.29      N/A        $0.29        N/A

    Operating Ratios--GAAP (a)
     Basis
    Loss ratio                        64.2%     67.3%       62.8%       67.8%
    Expense ratio                     26.6%     26.1%       26.6%       26.2%
    Combined ratio                    90.8%     93.4%       89.4%       94.0%

    Impact of Florida hurricanes
     on loss ratio                     3.7%      N/A         1.3%        N/A


    Reconciliations of Operating
     Measures to Comparable GAAP
     (a) Measures

    Net premiums written           $693,733  $590,176  $1,972,465  $1,677,377
    Increase in unearned premiums   (45,568)  (43,538)   (111,931)   (105,001)
    Net premiums earned            $648,165  $546,638  $1,860,534  $1,572,376

    Paid losses and loss
     adjustment expenses           $374,985  $329,606  $1,086,884    $983,331
    Increase in net losses and
     loss adjustment expense
     reserves                        41,174    38,004      81,797      83,390
    Incurred losses and loss
     adjustment expenses           $416,159  $367,610  $1,168,681  $1,066,721


    (a) Generally Accepted Accounting Principles
    N/A - Not applicable


                  Mercury General Corporation and Subsidiaries
                         Other Supplemental Information
                              (000's) except ratios
                                   (unaudited)

                                     Quarter ending,     Nine Months Ending,
                                      September 30,          September 30,
                                     2004      2003        2004        2003
    Total California
     Operations (1)
    Net Premiums Written          $512,583  $491,962  $1,511,377  $1,404,473
    Net Premiums Earned            499,800   460,835   1,479,719   1,327,669

    Loss Ratio                       58.0%     68.2%       60.7%       68.9%
    Expense Ratio                    25.8%     25.3%       25.9%       25.5%
    Combined Ratio (a)               83.8%     93.5%       86.6%       94.3%

    California Automobile lines
    Net Premiums Written          $464,573  $453,760  $1,377,525  $1,295,826
    Net Premiums Earned            457,652   427,587   1,359,996   1,234,010

    Loss Ratio                       60.0%     69.0%       62.5%       69.4%
    Expense Ratio                    26.0%     25.1%       25.9%       25.1%
    Combined Ratio (a)               86.0%     94.1%       88.4%       94.6%

    California Homeowners line
    Net Premiums Written           $39,454   $32,101    $111,205     $90,490
    Net Premiums Earned             34,605    27,869      99,448      77,813

    Loss Ratio                       29.5%     56.9%       37.2%       61.6%
    Expense Ratio                    24.6%     24.4%       25.0%       25.4%
    Combined Ratio                   54.1%     81.3%       62.2%       87.0%

    Non-California Operations (2)
    Net Premiums Written          $181,150   $98,214    $461,088    $272,904
    Net Premiums Earned            148,365    85,802     380,815     244,706

    Loss Ratio                       85.0%     62.2%       71.1%       62.2%
    Expense Ratio                    29.3%     30.3%       29.6%       29.9%
    Combined Ratio                  114.3%     92.5%      100.7%       92.1%


                                                         At September 30,
    Policies-in-force (000's)                         2004              2003

    California Personal Auto                         1,050             1,018
    California Commercial Auto                          21                19
    Non-California Personal Auto                       294               169
    California Homeowners                              209               178
    Florida Homeowners                                  15                 9

     All ratios are calculated on GAAP basis.
    (a) Some numbers may not sum due to rounding.
    (1) Total California operations includes homeowners, auto, commercial property and other immaterial California business lines
    (2) Includes all states except California


                  Mercury General Corporation and Subsidiaries
                  Condensed Balance Sheet and Other Information
                             (000's) except per-share amounts

                                              September 30,     December 31,
                                                  2004              2003
                                               (unaudited)

    Investments - available for sale
      Fixed maturities at market
       (amortized cost $2,162,186 in 2004
       and $1,856,083 in 2003)                  $2,244,444        $1,945,309
      Equity securities at market (cost
       $212,373 in 2004 and $223,113 in
       2003)                                       249,691           264,393
      Short-term cash investments, at
       cost, which approximates market             392,217           329,812
            Total investments                    2,886,352         2,539,514
    Net receivables                                356,280           299,094
    Deferred policy acquisition costs              156,487           132,059
    Other assets                                   154,160           149,099
      Total assets                              $3,553,279        $3,119,766

    Loss and loss adjustment expenses             $879,760          $797,927
    Unearned premiums                              771,759           663,004
    Other liabilities                              374,952           278,618
    Notes payable                                  124,736           124,714
    Shareholders' equity                         1,402,072         1,255,503
      Total liabilities and shareholders'
       equity                                   $3,553,279        $3,119,766

    Common stock - shares outstanding               54,496            54,424
    Book value per share                            $25.73            $23.07
    Statutory surplus                        $1.29 billion     $1.17 billion
    Portfolio duration                           3.3 years         3.8 years

SOURCE  Mercury General Corporation
    -0-                             11/01/2004
    /CONTACT: Theodore Stalick, VP/CFO of Mercury General Corporation, +1-323-937-1060/
    /Web site:  http://www.mercuryinsurance.com/
    (MCY)

CO:  Mercury General Corporation
ST:  California
IN:  FIN INS
SU:  ERN CCA MAV